Exhibit 99.h(10)

AMENDED AND RESTATED EXHIBIT A
TO THE SHAREHOLDER SERVICES PLAN
OF BROADMARK FUNDS, DATED DECEMBER 3, 2012

Intending to be legally bound, the undersigned hereby amends and restates Exhibit A to the aforesaid Plan to include the Broadmark Tactical Fund as of April 18, 2013:

Fund	Class of Shares
Broadmark Tactical Plus Fund	Investor Class
Institutional Class
Broadmark Tactical Fund	Investor Class
Institutional Class

BROADMARK FUNDS

By:	/s/ Christopher J. Guptill
Name:	Christopher J. Guptill
Title:	President